Exhibit 99.1

Goldrich Mining Provides 2014 Shareholder Update on Mining Operations

Spokane, WA – April 17, 2014 - Goldrich Mining Company (OTCQB - GRMC) (“Goldrich” or the “Company”) is pleased to give an update on Goldrich NyacAU Placer, LLC (“GNP”). GNP is a 50/50 joint-venture company formed by Goldrich and NyacAU, LLC (“NyacAU”) and managed by NyacAU to mine the various placer deposits that occur throughout Goldrich’s 23,000-acre Chandalar gold project in Alaska.

Completion of 2014 Winter Trail

In late March and early April, GNP successfully completed the mobilization of equipment and supplies needed for its placer mining operation this summer at Chandalar. Equipment and supplies were delivered over the 90-mile winter trail between Coldfoot, Alaska and Chandalar.

The primary piece of equipment delivered to the mine site was a feeder for the expanded plant. Plant expansion is scheduled to be completed in stages through 2016, culminating in a nearly 400% increase from the former plant with an 125 loose cubic yard (lcy) per hour capacity to a new plant with a 600 lcy per hour capacity. Once finished, processing facilities will consist of a primary feeder system with multiple gravel screens and gold recovery tables and an expanded settling pond system for additional water conservation and quality control. The full capacity of the feeder will be realized as additional gravel screens and gold recovery tables are added in stages.

Upcoming 2014 Mining Season

All mining permits for an expanded mine were received in August 2013 and GNP was able to produce approximately 680 ounces of gold during the last few weeks of the 2013 mining season operating at partial capacity. The new permit expanded the mine site area, including the area for a new airstrip, from approximately 10 to 350 acres. This provides an increased area for stockpiling topsoil, a larger settling pond system with greater capacity to ensure water quality and availability, and room to allow concurrent mine reclamation as the project advances. After the 2013 production season and on receiving all the mining permits, the existing plant was able to be disassembled and moved from a tight position on the mountain to a lower and more easily accessible broader part of the valley floor. The new site will facilitate maximum and efficient production under the expanded mine plan.

The expanded plant is expected to be substantially completed in 2014 except for certain equipment with longer lead manufacturer time being constructed outside of Alaska. The equipment will be available in the later part of 2014 and will be mobilized to Chandalar during the 2015 winter trail. GNP has concluded it is prudent, more efficient, and in the best interest of the operation to focus on the construction of the plant and process no pay gravel in 2014.  All-in development costs incurred by GNP to the end of 2013 total about $13.7 million and the forecasted investment for 2014 is estimated to be about $4.5 million. The total mine preparation expenditures to complete the mine are comparable to total costs, adjusted for inflation, as estimated in our 2009 preliminary assessment study for a similar mine plan. All GNP costs up to commercial production are required under the joint venture operating agreement to be funded by NyacAU and will be paid back from cash flow from gold production.

“While we desire to start full-scale mining at Chandalar as soon as possible, our stakeholders agree it is vital to carry out the mine plan in a systematic fashion, positioning the Company and our shareholders to fully realize the substantial value of our placer asset,” said Goldrich President and CEO William Schara.

Added Mr. Schara: “Once fully commissioned, Chandalar could become host to one of the largest operating placer mines in North America, generating the necessary non-dilutive funds a junior mining company requires to effectively explore for a world-class hard rock deposit that we believe resides at Chandalar.”

Goldrich has completed approximately 15,000 feet of drilling to date on the upper half of the Little Squaw Creek placer project and outlined 10.5 million cubic yards of mineralized material, at an average head grade of 0.025 ounces of gold per cubic yard for an estimated total of approximately 250,000 contained ounces. The mineralized material at Chandalar is not a mineral reserve as defined in SEC Industry Guide 7. Based on a targeted production rate of 20,000 ounces of gold per year and the mineralized material drilled out to date, the Little Squaw Creek mine would have a mine life of approximately 12 years. Little Squaw Creek is one of seven potential placer targets on the Chandalar property and is open to expansion. Mining operations at the Chandalar mine utilize conventional gravity technologies for gold recovery. All plants will employ a recirculating closed-loop water system to minimize water usage and protect the environment.

About Goldrich Mining

Goldrich Mining Company (OTCQB: GRMC) is a U.S. based gold exploration and development company focused on Alaska's emerging Chandalar Gold District 190 miles north of Fairbanks. The company signed a joint-venture agreement in 2012 to develop the placer deposits of Chandalar and commercial production is anticipated to commence in the summer of 2015. The company expects to utilize the non-dilutive funds generated from placer operations to further advance hard rock exploration at its Chandalar gold project.

For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara via telephone at (509) 768-4468 or info@goldrichmining.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern our anticipated results and developments in the Company’s operations in future periods, planned exploration of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

- risks related to our property being in the exploration stage;

- risks related our mineral operations being subject to government regulation;

- risks related to our ability to obtain additional capital to develop our resources, if any;

- risks related to mineral exploration activities;

- risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

- risks related to the competitive industry of mineral exploration;

- risks related to our title and rights in our mineral property;

- risks related the possible dilution of our common stock from additional financing activities; and

- risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.